Exhibit 23.03

[RPS Energy Letterhead]





                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the use of the name RPS Energy Limited and of references to RPS Energy Limited and to the inclusion of and references to our report, or information contained therein, dated 1 March 2006, prepared for FX Energy in the FX Energy, Inc. annual report on Form 10-K for the year ended 31st December 2005

RPS Energy Limited

/s/ Francis Boundy
Francis Boundy
Technical Director

10 March 2006